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                                                                    EXHIBIT 5.1


                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]


                                November 28, 2000


Unity Emerging Technology
  Venture One Ltd.
245 Fifth Avenue, Suite 1600
New York, New York  10016

Ladies and Gentlemen:

         You have requested our opinion as counsel to Unity Emerging Technology Venture One Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-1, Registration No. 333-36754 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the registration thereunder of (i) 1,250,000 shares (the "Shares") of common stock, $.0001 par value per share, of the Company (the "Common Stock"), (ii) 1,250,000 Class A redeemable warrants (the "Class A Warrants") to purchase an identical number of shares of Common Stock and an identical number of Class B Warrants (as hereinafter defined), (iii) 1,250,000 Class B redeemable warrants (the "Class B Warrants") to purchase an identical number of shares of Common Stock and an identical number of Class C Warrants (as hereinafter defined), (iv) 1,250,000 Class C redeemable warrants (the "Class C Warrants") to purchase an identical number of shares of Common Stock (the Class A Warrants, Class B Warrants and Class C Warrants collectively, the "Warrants"), (v) 3,750,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Stock"), (vi) 187,500 shares of Common Stock issuable upon exercise of the underwriters' over allotment option (the "Over-Allotment Stock"), (vii) 187,500 Class A Warrants issuable upon exercise of the underwriters' over allotment option to purchase an identical number of shares of Common Stock and an identical number of Class B Warrants (the "Class A Over-Allotment Warrants"),
(viii) 187,500 Class B Warrants to purchase an identical number of shares of Common Stock and an identical number of Class C Warrants (the "Class B Over-Allotment Warrants"), (ix) 187,500 Class C Warrants to purchase an identical number of shares of Common Stock (the "Class C Over-Allotment Warrants" and, collectively with the Class A Over-Allotment Warrants and the Class B Over-Allotment Warrants, the "Over-Allotment Warrants"), (x) 562,500 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the "Over-Allotment Warrant Stock"), (xi) an option issuable to the representative of the underwriters named in the Registration Statement to purchase Units (the "Representative's Unit Purchase Option"), consisting of 125,000 shares of Common Stock (the "Representative's Stock") and 125,000 Class A Warrants to purchase an identical number of shares of Common Stock and an identical number of Class B Warrants (the "Representative's Class A Warrants"),
(xii) 125,000 Class B Warrants issuable upon the exercise of the Representative's Class A Warrants to purchase an identical number of shares of Common Stock and an identical number of Class C Warrants (the "Representative's Class B Warrants"), (xiii) 125,000 Class C Warrants issuable upon the exercise of the Representative's Class B Warrants to purchase an identical number of shares of Common Stock (the "Representative's Class C Warrants" and, collectively with the




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Unity Emerging Technology
  Venture One Ltd.
November 28, 2000
Page 2


Representative's Class A Warrants and the Representative's Class B Warrants, the "Representative's Warrants"), (xiv) 375,000 shares of Common Stock issuable upon exercise of the Representative's Warrants (the "Representative's Warrant Stock"), (xv) 150,000 Class A Warrants beneficially owned by the directors of the Company to purchase an identical number of shares of Common Stock and an identical number of Class B Warrants (the "Directors' Class A Warrants"), (xvi) 150,000 Class B Warrants issuable upon the exercise of the Directors' Class A Warrants to purchase an identical number of shares of Common Stock and an identical number of Class C Warrants (the "Directors' Class B Warrants"), (xvii) 150,000 Class C Warrants issuable upon the exercise of the Directors' Class B Warrants to purchase an identical number of shares of Common Stock (the "Directors' Class C Warrants" and, collectively with the Directors' Class A Warrants and the Directors' Class B Warrants, the "Directors' Warrants"), and (xviii) 450,000 shares of Common Stock issuable upon exercise of the Directors' Warrants (the "Directors' Warrant Stock").

         In such capacity, we have examined and are familiar with the corporate records of the Company, including its Certificate of Incorporation, as amended to date, its By-Laws, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Company and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares, Warrant Stock, Over-Allotment Stock, Over-Allotment Warrant Stock, Representative's Stock, Representative's Warrant Stock and Directors' Warrant Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

         3. The Warrants, Over-Allotment Warrants, Representative's Unit Purchase Option, Representative's Warrants and Directors' Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.


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Unity Emerging Technology
  Venture One Ltd.
November 28, 2000
Page 3



         The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and the General Corporation Law of the State of Delaware, and do not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

         Except to the extent provided in the preceding paragraph, this opinion is rendered solely to the Company in connection with the transactions described in the Registration Statement and may not be relied upon by, nor may copies be delivered to, any other person or entity for any purpose without our prior written consent.

                                                  Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL





                                              By:  /s/ Ira Roxland
                                                   --------------------------
                                                   A Member of the Firm